EXHIBIT 10.4

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT (the "Amendment") is entered into as of the 15th day of October, 1996, by and between Michael J. Acierno (the "Executive") and First American Railways, Inc. (the "Company").

         WHEREAS, the Company and the Executive entered into an Employment Agreement, dated July 1, 1994 (the "Agreement"); and

         WHEREAS, the Company and the Executive wish to modify the terms of the Agreement pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                              TERMS AND CONDITIONS

         1. The foregoing recitals are true and correct and are incorporated herein by reference.

         2. Effective June 1, 1996, the Executive's title shall be changed from Vice President to Vice President, Financial Relations and Corporate Development of the Company.

         3. Effective June 1, 1996, the Executive's salary shall be increased to $100,000 per annum, such salary to be payable in accordance with the Company's regular payroll practices.

         4. The Company shall grant Executive non-qualified, ten-year stock options to purchase 10,000 shares of common stock at the current market price.

         5. The second full paragraph of page two of the Agreement shall be deleted. All travel and related expenses shall be pre-approved by the President of the Company.

         6. Beginning on January 1, 1997, the Company will pay you a car allowance of $300 per month.

         7. To the extent your existing employment agreement dated July 1, 1994, contains certain confidentiality and non-competition provisions, those provisions shall be replaced in their entirety by the Confidentiality and Noncompetition Agreement between you and the Company dated October 7, 1996.


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         8. Except as modified above, all terms and conditions of the Agreement shall continue in full force and effect.

         9. If there is a conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

         IN WITNESS WHEREOF, the foregoing Amendment was executed by the parties hereto as of the date first above written.

WITNESSES:                                    COMPANY:

                                              FIRST AMERICAN RAILWAYS, INC.,
                                                 A NEVADA CORPORATION

_______________________________               BY:/s/ RAYMOND MONTELEONE
                                                 -------------------------
                                                 Raymond Monteleone, President
_______________________________







                                              EXECUTIVE:

_______________________________                /s/ MICHAEL J. ACIERNO
                                                  -------------------
                                                   Michael J. Acierno
_______________________________



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